EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated October 27, 2009, relating to the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries appearing in the Company's 2009 Form 10-K as of and for the year ended July 31, 2009.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                    /s/ Mayer Hoffman McCann CPAs
                    (The  New  York  Practice  of  Mayer  Hoffman  McCann  P.C.)




New York, New York
July 1, 2010


























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